Exhibit 99.1

BEST ENERGY SERVICES APPOINTS CHUCK DANIELS AS
CHIEF OPERATING OFFICER

30-Year Veteran of the Oil and Gas Equipment and Services Industry is Key
Addition to Expanding Leadership Team

HOUSTON, TX ¡V (PR NEWSWIRE) ¡V April 3, 2008 ¡V Best Energy Services, Inc. (OTCBB:BEYS), a U.S. energy equipment and services provider, today announced that Charles ¡§Chuck¡¨ Daniels has been appointed as the Company¡¦s new Chief Operating Officer, effective immediately.  Reporting directly to Best Energy¡¦s Chief Executive Officer, Larry Hargrave, Daniels is charged with overseeing the Company¡¦s day-to-day operational activities, employee and customer relations and execution of tactical business development programs and corporate growth initiatives.

According to Hargrave, ¡§We are very pleased to welcome Chuck to Best Energy.  Considering his extensive business development experience, impressive track record of success and noted reputation as one of the best and most trusted hands-on professionals in the industry, we fully expect that he will have measurable and immediate impact on our Company¡¦s success.¡¨

A second-generation ¡¥oilman,¡¦ Daniels is an accomplished 30-year veteran of the oil and gas equipment and services industry.  Prior to joining the executive leadership team at Best Energy, he served as Contracts Manager for Patterson UTI Energy, Inc., one of the nation¡¦s largest contract drilling services companies with approximately 350 marketable land-based drilling rigs in operation.  During his seven year tenure at Patterson UTI (and two years with UTI prior to its merger with Patterson in 2001), Daniels focused primarily on optimizing contracting services, increasing service levels across all drilling operations and managing key customer and supplier relationships.  As Sales and Operations Manager at Knight Oil Tools, the largest privately held rental tool company in the oil and gas industry, he managed all operational activities relating to the sales and rental of tools, equipment and services for customers engaged in drilling, completion and well control in Texas and South America. Prior industry experience also included management roles with McCrimmon Drilling Company; Drilling Tools, Inc.; J3 Drilling Company; and Mid-Continent Supply Company, where he first began his career.

¡§I have known and respected Larry for many years and appreciate that we share similar values and principles - particularly when it comes to the importance of nurturing a successful business environment based on quality service, customer satisfaction and workforce support and appreciation,¡¨ stated Daniels.  ¡§I¡¦m very excited to be joining the team and look forward to doing my part to ensure that Best realizes its full growth potential.¡¨

About Best Energy Services, Inc.
Based in Houston, Texas, Best Energy Services, Inc. is a leading drilling and ancillary services provider to the domestic oil, gas and mining industries.  Through its subsidiaries, Best Well Service, Inc. and Bob Beeman Drilling Co., and its American Rig Housing operations, the Company is actively engaged in supporting the exploration, production and/or recovery of oil, gas, water and mineral resources in Arizona, Colorado, Kansas, New Mexico, Nevada, Oklahoma, Texas and Utah.

Certain statements contained in this press release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel ¡V including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

FOR MORE INFORMATION, PLEASE CONTACT
Best Energy Services, Inc.
Jim Carroll
713-933-2600 or via email at jcarroll@bestenergyservicesinc.com
or
Elite Financial Communications Group
Dodi B. Handy, President and CEO, or Daniel Conway, Chief Strategy Officer
407-585-1080 or via email at beys@efcg.net